Regional Franchisee Agreement

THIS Regional Franchisee AGREEMENT (“Agreement”) is made this _____ day of ___________, 2004, by and between FAMOUS UNCLE AL’S HOT DOGS & GRILLE , INC., a Delaware  Corporation, with its principal place of business at 1206 Laskin Ave, Suite 201-K, Virginia Beach, VA 23451 (“Franchisor”), and _____________________________, a ___________________      partnership/corporation/limited liability company with a current address of  __________________________, ____________________, __________, _________ (“Regional Franchisee”) and provides as follows:

Recitals:

A.

Franchisor has the sole and exclusive right to license certain trade names, trademarks, service marks, logos, symbols and/or other indicia of origin, including but not limited to, the service mark “Famous Uncle Al’s Hot Dogs & Grille.” and such other trade names, trademarks, service marks, associated logos and symbols and general look the (“Marks”) as are now designated by Franchisor (and as may hereafter be designated by Franchisor).

B.

Franchisor has developed a plan and system relating to the operation of distinctive hot dog, sausage and French fry quick service style restaurants which includes assistance in site evaluation and selection, equipment selection and layouts, accounting methods, merchandising, advertising, sales and promotional techniques, personnel training, trade secret recipes, and other matters relating to the operation and promotion of such restaurants (the “Uncle Al’s System”).  Franchisor grants franchise owners the right to operate Uncle Al’s Hot Dogs restaurants (“Franchise Unit(s)”) utilizing the Famous Uncle Al’s Hot Dogs & Grille trademarks and service marks (the “Licensed Marks”) under the Uncle Al’s System pursuant to a franchise agreement (the “Unit Franchise Agreement”), which may be modified by Franchisor from time to time in its sole discretion.

C.

Regional Franchisee desires to serve as, and Franchisor desires to designate Regional Franchisee as, Franchisor’s authorized representative to actively promote the sale of Famous Uncle Al’s Hot Dogs & Grille unit franchises within the territory specified in Exhibit 1 attached hereto (the “Territory”), to provide services with respect to Franchise Units in the Territory.

Agreement:

NOW, THEREFORE, in consideration of the premises and of mutual representations, warranties, and covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.

Grant of Territorial Rights.  Subject to the terms and conditions hereof, Franchisor hereby grants to Regional Franchisee, and Regional Franchisee accepts, the right to act as Franchisor’s sole authorized Regional Franchisee within the Territory.  Franchisor agrees that it shall not, during the Initial Term (as hereinafter defined) of this Agreement or any renewals or extensions thereof, authorize any other party to act as Franchisor’s Regional Franchisee within the Territory.

2.

Term and Renewal

(a)     This Agreement shall take effect upon its execution by all parties hereto (the “Effective Date”) and continue in effect for a term of ten (10) years from the Effective Date (the “Initial Term”), unless otherwise terminated pursuant to the provisions hereof.

(b)

Provided that the Regional Franchisee is not in default under this Agreement or any other Agreement with Franchisor at any time during the last six (6) months on the Initial Term or any successive term, as applicable, Regional Franchisee may, at its option, with the payment of a renewal fee, renew  Regional Franchisee’s rights to develop the Territory upon the expiration on the Initial Term for a successive term of five (5) years, in accordance with the Franchisor’s then current terms and conditions for granting renewal, which may include execution of a new and modified agreement.

If the Regional Franchisee desires to renew its territorial Agreement for another term, Regional Franchisee shall provide Franchisor with a written notice of intent to renew, which notice shall be sent to Franchisor at its office, by certified mail at least 120, but not more than 180 days before the expiration of the Initial Term. The agreed renewal payment shall be paid to the Franchiser at least 30 days prior to the expiration date of the contract.

3.

Duties of Regional Franchisee.

The duties of Regional Franchisee under this Agreement shall include:

(a)

Marketing and promoting individual Franchise Units;

(b)

Assisting new franchisees in locating suitable sites;

(c)

Assisting new franchisees with initial lease negotiations;

(d)

Providing local support and quality assurance to franchisees:

(i)   Coordinate pre-opening support;

(ii)   Franchisor will provide store opening training and support for the first (1) store in Regional Franchisee’s territory;

(iii)  For the third store and all future stores, Regional Franchisee will provide the store-opening training himself (or through his company), or he may retain Franchisor for a fee of Two Thousand Five Hundred Dollars ($2,500) per store to provide this necessary store opening training and support;

(iv)   Grand opening support;

(v) Assist in distribution of Point of Sale (“POS”) materials as provided by the Franchisor; and

(vi) Monthly quality control inspections of each unit

(e)

Liaison between franchisees and Franchisor office;

(f)

Regional Franchisee acknowledges and agrees that the exclusive territorial rights granted hereunder are subject to Regional Franchisee’s timely compliance with the Development Schedule attached hereto as Exhibit 2;

(g)

When Franchisor develops a representative’s manual, the Regional Franchisee must comply with terms contained therein; and

(a)

Regional Franchisee shall use only advertising and promotional materials and programs promoting the sale and operation of Franchisor’s franchises that are approved in advance, in writing, by Franchisor and if necessary, registered with the appropriate regulatory agencies.

(b)

Regional Franchisee shall submit monthly reports, in a form acceptable to Franchisor describing marketing activities and advertising and marketing expenditures.

(c)

Regional Franchisee shall conduct monthly inspections of each unit established by the Regional Franchisee and will submit a report to the Franchisor regarding the condition and conformity to the system of each unit.

(d)

Regional Franchisee shall assist each franchisee with store opening process and ongoing operations as needed.

4.

Duties of Franchisor.    The duties of the Franchisor under this Agreement shall include:

(a)

Provide all legal documents and, where applicable, state registration of franchise offering materials;

(b)

Franchisee training at Franchisor headquarters or other designated training site.

(c)

Provide prototypes and timely final approval of all sites, store layouts and designs;

(d)

Equipment manual provided, as well as recommendations for equipment and signage;

(e)

Proprietary menus and national account purchasing;

(f)

POS materials and other advertising mediums;

(g)

Provide assistance in selling and closure of individual franchise agreements; and

(h)

Provide and maintain an Uncle Al’s Hot Dogs Franchise Unit operations manual.

(e)

Representations and Warranties of Regional Franchisee.  Regional Franchisee represents and warrants that:

(a)

Regional Franchise will screen candidates for franchisee according to standards Franchisor establishes from time to time and

(b)

Regional Franchisee acknowledges and agrees that selection of candidates to be franchisees is reserved to Franchisor who will select candidates according to standards that are wholly developed by Franchisor.

(a)

Fees.

(a)    In consideration of the exclusive right to develop the Territory, with the execution of this Agreement, the Regional Franchisee agrees to pay a fee in the amount of FIFTY THOUSAND DOLLARS ($ 50,000.00).

(b)   During the term of this agreement, Franchisor agrees to pay Regional Franchisee TEN THOUSAND DOLLARS of each initial franchise 17,500 fee, or 58% of any adjusted fee, paid to Franchisor by Franchise purchasers, that were initiated by Regional Franchisor, who execute a unit Franchise Agreement to operate Uncle Al’s System Units within the Territory. The Regional Franchisee shall not solicit sales and shall not be entitled to receive the income or royalties from the sale of any unit franchise not located in the Territory.

 (c)   During the term of this Agreement, Franchisor agrees to pay to Regional Franchisee a recurring royalty fee equal to two percent (2%) of the gross sales volume on which “royalty fees” were actually paid to Franchisor, from units that were sold by Regional Franchisee, during the preceding calendar month by all franchise owners who are or were licensed to operate Units within the Territory.

(d)    Unless otherwise provided, all fees and other amounts due to Regional Franchisee hereunder shall be paid on or before the tenth day (10th) day of the calendar month following the calendar month to which they relate, accompanied by a statement stating the fees due to the Regional Franchisee for each Franchise Unit within the Territory.

(e)   Franchisor may, at its option, enter into national, regional or other multi unit franchise agreements that may require units to be open in the territory. No Franchisor established units will be opened within the immediate trading area of any existing units.

7.

Confidential Information.  Regional Franchisee will treat Confidential Information (as hereinafter defined) of the Franchisor and its affiliates, and all notes, records, data and other documents relating thereto, in strict confidence and shall undertake to prevent disclosure of same to any third party except as may be reasonably required to effectuate the business purposes of the Franchisor; provided, however, that nothing contained herein shall prevent disclosure of any part of the Confidential Information (a) to the extent that such information is generally known in the industry or becomes known without  Regional Franchisee’s default hereunder or  (b) to the extent that such information is acquired from a third party which has the right to disclose or use such information. “Confidential Information” means all information concerning the activities, business, operations or affairs of the Franchisor and its affiliates, including without limitation, trade secrets (as that term is defined in the Virginia Uniform Trade Secrets Act), sales data, fee or price Schedules and customer lists, which is acquired by the Regional Franchisee during the term of this Agreement with the Franchisor; provided, however, that customer lists shall not be deemed to be Confidential Information upon the expiration of the covenants set forth in Section 4.01of the Virginia Uniform Trade Secrets Act.

8.       Licensed Marks.  Regional Franchisee covenants and agrees with Franchisor that:

(a)   Regional Franchisee shall not represent in any manner that it has acquired any ownership rights in the Licensed Marks by virtue of this Agreement or its use of licensed marks.

(b)   Regional Franchisee shall not use any of the Licensed Marks or marks which are or may be confusingly similar in its own corporation, partnership or business name.

(c)  Any and all goodwill associated with the Uncle Al’s System and identified by the Licensed Marks (including all future characteristics, improvements and additions to or associated with the Uncle Al’s System) is Franchisor’s property and shall inure directly and exclusively to the benefit of Franchisor, and no monetary amount shall be assigned as attributable to any goodwill associated with Regional Franchisee’s use of the Licensed Marks upon the expiration or termination of this Agreement.

(d)  Any use of the Licensed Marks other than as expressly authorized by this Agreement, without Franchisor’s prior or written consent, is an infringement of Franchisor’s rights therein.   Regional Franchisee’s right to use the Licensed Marks granted herein does not extend beyond the termination or expiration of this Agreement.

9.     Regional Franchisee Manual.  Company reserves the right to provide the Regional Franchisee with a manual at some point in future.  In the event this takes place, it is understood and agreed that the Regional Franchisee will adhere to the procedures contained therein.

10.

Covenants.

(a)

During the term of this Agreement, Regional Franchisee covenants:

(i)

Not to engage as an owner, operator, or in any managerial capacity in any substantially competitive franchise restaurant business, (for example, any franchise concept specializing in hot dogs) except that contemplated by this Agreement and any Unit Franchise Agreements as Regional Franchisee may execute;

(ii)

To comply with all laws and regulations affecting the offer or sale of franchises and persons engaged in the sale of Uncle Al’s Hot Dogs Franchise Units as franchise sales agents and/or brokers;

(iii)

Not to make any representations or earnings claims not authorized by Franchisor;

(iv)

Not to accept any funds from any Franchise Unit owner;

(v)

To conduct sales solicitation activities strictly in accordance with standards established by Franchisor;

(vi)

Not to sell any other competitive restaurant franchises or similar business opportunities; and

(vii)

Not to employ or seek to employ any person(s) who are at the time employed by Franchisor or directly or indirectly induce any such person(s) to leave their employment with Franchisor.

(b)    In the event this Agreement is terminated, expires or is not renewed, or if Regional Franchisee assigns or transfers its interest herein to any person or business organization except pursuant to Paragraph 10 hereof,  Regional Franchisee, its shareholder(s), member(s) and guarantor(s) covenant, individually, for a period of five (5) years after such expiration or termination not to engage as an owner, operator, or in any managerial capacity, in any similar quick service restaurant franchise business, (for example, any  restaurant franchise business specializing in hot dogs) within fifty (50) miles of the Territory, other than pursuant to any Uncle Al’s Hot Dogs Unit Franchise Agreement to which  Regional Franchisee, such guarantor or shareholder is a party.

(c)    During the term of this Agreement and thereafter, Regional Franchisee covenants not to communicate or transmit directly or indirectly, divulge to or use for its benefit, or to that of any other person or legal entity, any trade secrets which are proprietary to Franchisor or any information, knowledge or know-how deemed confidential under Paragraph 6 hereof, except as permitted by Franchisor.  The protection granted hereunder shall be in addition to and not in lieu of all other protections for such trade secrets and confidential information as may otherwise be afforded at law or equity.

11.

Transfer and Assignment

(a)

Franchisor shall have the right to transfer all or any part of its rights or obligations herein to any person or legal entity, including to any competitor of Franchisor which agrees to assume Franchisor’s obligation hereunder and who is approved as a qualified Regional Franchisee by the Franchisor. Franchisor agrees not to reasonably withhold approval of the transfer to a qualified franchisee.

(b)

Regional Franchisee understands and acknowledges that Franchisor has granted this exclusive Territory in reliance on many factors, including, without limitation, the individual or collective character, skill, aptitude and business and financial capacity of Regional Franchisee and  Regional Franchisee’s principals.

Accordingly, neither Regional Franchisee nor any person owning any direct or indirect equity interest therein, shall without Franchisor’s prior written consent, directly or indirectly sell, assign, transfer, convey, give away, pledge, mortgage or otherwise encumber any interest in this Agreement or any portion or aspect thereof, or any equity or voting interest in  Regional Franchisee.  Any such purported assignment occurring by operation of law or otherwise, including any assignment by a trustee in bankruptcy, without Franchisor’s prior written consent shall be a material default of this Agreement.

(c)

Franchisor’s Right of First Refusal.  Any party who holds an interest (as reasonably determined by the Franchisor) in the Regional Franchisee or in the Regional Franchisee’s business and who desires to accept any bona fide offer from a third party to purchase his interest shall notify the Franchisor in writing of each such offer and, except as otherwise provided herein, the Franchisor shall have the right and option, exercisable within thirty (30) days after receipt of such written notification, to send written notice to the seller that the Franchisor intends to purchase the seller’s interest on the same terms and conditions offered by the third party.  Any material change in the terms of any offer prior to closing shall constitute a new offer subject to the same right of first refusal by the Franchisor as in the case of an initial offer.  In the event that the Franchisor elects to purchase the seller’s interest, closing on such purchase must occur by the later of (i) the closing date specified in the third party offer; or (ii) within sixty (60) days from the date of notice to the seller of the Franchisor’s election to purchase.  Failure of the Franchisor to exercise the option afforded hereby shall not constitute a waiver of any other provision of this Agreement.

In the event that the Franchisor does not exercise its right of first refusal and the Regional Franchisee’s Business is sold in whole or in part to a third party, Franchisor reserves the right to approve the purchaser(s).  Such approval shall not be unreasonably withheld.

(d)

Transfer Upon Death or Mental Incapacity.   Upon the death, mental incapacity or disability of the Regional Franchisee or a shareholder of a corporation owning in excess of 20% of the equity of such corporation or a general partner of a partnership or a member of a limited liability company owning in excess of 20% of the equity of such limited liability company which has been formed to own and operate the Regional Franchisee’s business, the Franchisor shall consent to the transfer of said interest in the Regional Franchisee, the Regional Franchisee’s business and this Agreement to the spouse, heirs or relative by blood or by marriage or trustee of a revocable living trust agreement of said owner shareholder, partner, or member, whether such transfer is made by will or by operation of law. If, in the Franchisor’s sole discretion and judgment, such person or persons meet the Franchisor’s educational, managerial and business standards; possess a good moral character, business reputation and credit rating; have the aptitude and ability to conduct the Regional Franchisee’s business herein; have at least the same managerial and financial criteria required by new Regional Franchisee and shall have sufficient equity capital to operate the Regional Franchisee’s business.  If said transfer is not approved by the Franchisor, the executor, administrator or personal representative or trustee shall have the authority to sell the interest to a third party approved by the Franchisor within six (6) months after such death, mental incapacity or disability; provided that Franchisor shall have the right of first refusal to acquire such interest on the same terms and conditions offered by such third party in accordance with the provisions of section 10 c above.

12.

Default and Termination.

(a)   Regional Franchisee may be deemed in default and Franchisor may, at its option, and without waiving its rights hereunder or any other rights available at law or in equity, including its rights to damages, terminate this Agreement and all of  Regional Franchisee’s rights hereunder effective immediately upon the date Franchisor gives written notice of termination or upon such other date as may be set forth in such notice of termination or in those instances enumerated below, automatically upon the occurrence of, or the lapse of the specified period following an event of default.  From the date of such termination or expiration of this Agreement, Franchisor shall have the sole right to operate in the Territory and to conduct Regional Franchisee’s services to Uncle Al’s Hot Dogs franchisees.  The occurrence of any one or more of the following events shall constitute an event of default and grounds for termination of this Agreement by Franchisor:

(i)

If Regional Franchisee fails to meet the Development Schedule set forth in Exhibit 2, and fails to cure such noncompliance within sixty (60) days after Franchisor’s written notice thereof.  Regional Franchisee shall forfeit any further right to solicit the sale of Uncle Al’s Hot Dogs Unit Franchise Agreements in the Territory, in which event Franchisor may license or grant to any third party the right to solicit the sale of and service additional Uncle Al’s Hot Dogs Units within the Territory.

(ii)

If Regional Franchisee makes, or has made, any materially false statement report to Franchisor in connection with this Agreement or application therefore.

(iii)

If there is any violation of any transfer and assignment provision contained in Paragraph 10 of this Agreement.

(iv)

If Regional Franchisee receives from Franchisor two (2) or more notices to cure the same or similar defaults or violations of this Agreement during any twelve (12) month period.

(v)

If Regional Franchisee fails, for a period of fifteen (15) days after notification of non-compliance by appropriate authority, to comply with any law or regulation applicable to the operation of the Regional Franchisee’s Business.

(vi)

If Regional Franchisee violates any covenant of confidentiality or non-disclosure contained in Paragraph 7 of this Agreement, or otherwise discloses, uses, permits the use of, copies, duplicates, records, transmits or otherwise reproduces any manuals, materials, goods or information created or used by Franchisor and designated for confidential use within the Uncle Al’s System without Franchisor’s prior approval.

(vii)

If Regional Franchisee or any person owning an interest in Regional Franchisee is convicted of a felony.

(viii)

If Regional Franchisee defaults on any other agreement with Franchisor and such default is not cured in accordance with the terms such other agreement.

(ix)

If Regional Franchisee fails to obtain or has revoked any license or registration necessary to sell Famous Uncle Al’s System franchises.

(a)

Upon termination of this Agreement by Franchisor in accordance with its terms and conditions or by Regional Franchisee without cause, or upon expiration of this Agreement, Franchisor or its assignee shall have the option, exercisable by given written notice thereof within sixty (60) days from the date of such expiration or termination, to purchase from the Regional Franchisee all rights under this Agreement.

In addition, from the date of such expiration or termination Franchisor shall have the right to operate in the exclusive Territory to provide Regional Franchisee’s services to franchisees.  Franchisor shall have the unrestricted right to assign this option to purchase.  Franchisor or its assignee shall also be entitled, within one hundred eighty (180) from the date of such expiration or termination, to resell the rights under this Agreement.  The purchase price for the Regional Franchisee’s Territory shall be as follows:

(i)

In the event of the termination because of Regional Franchisee’s default, the purchase price of the Regional Franchisee’s business shall be equal to one (1) times the last 12 months royalty fees paid by Franchisor to the Regional Franchisee as defined in Section 6 (c).

(ii)

In the event of expiration of this Agreement or termination by Franchisor, other than for fault of Regional Franchisee, and notwithstanding the provisions of Section 13 (b), the Purchase Price of the Regional Franchisee’s Territory shall be equal to 2.5 times the last 12 months royalty fees paid by Franchisor to the Regional Franchisee as defined in Section 6 (c).

These Purchase Prices as provided in (i) and (ii) above shall be payable by Franchisor to Regional Franchisee within 180 days of the mailing of the notice of intent to purchase by Franchisor.

Regional Franchisee expressly acknowledges that, except as otherwise included in the previous computations, the purchase price shall not contain any factor or increment for “goodwill” or “going concern value.”   Franchisor and its affiliates shall have the right to set off against and reduce the purchase price by any and all amounts owed by Regional Franchisee to Franchisor and its affiliates.

13.

 Post Term Rights Obligations and Covenants

(a)    Upon the expiration or termination of this Agreement for any reason, Regional Franchisee shall immediately:

(i)

Forfeit any further right to solicit the sale of Uncle Al’s Hot Dogs Unit Franchise Agreements in the Territory and cease to be the authorized representative of Franchisor in the Territory;

(ii)

Pay all sums owing to Franchisor.  Upon termination for any default by Regional Franchisee, such sums shall include actual damages, costs and expenses, including, without limitation, reasonable attorneys’ fees, incurred by Franchisor as a result of the default;

(iii)

Upon Franchisor’s request, provide Franchisor a complete list of Regional Franchisee’s employees, clients, customers, franchise prospects and contacts and their respective addresses, and any outstanding obligations Regional Franchisee may have to any third parties;

(iv)

Take such action as may be required to transfer all trade name and similar registrations and business licenses to Franchisor or its new representative in the Territory and to cancel any interest which Regional Franchisee may have in the same;

(v)

Cease to use, in advertising or in any manner whatsoever, any methods, procedures or techniques associated with the Uncle Al’s System in which Franchisor has a proprietary right, title or interest; the Licensed Marks; and any other marks, names and indicia of operation associated with the Uncle Al’s System, to the extent not required to operate a Unit under an existing Unit Franchise Agreement; and

(vi)

Remove all Licensed Marks, trade dress and other indications of operation under the Uncle Al’s System from its place of business, to the extent that such items are not required to operate a Unit under an existing Unit Franchise Agreement.

(b)      In the event of default by Regional Franchisee all rights to any compensation due Regional Franchisee hereunder shall immediately terminate upon the Effective Date of any termination or non-renewal of this Agreement, and Regional Franchisee shall have no further interest or rights in this Agreement nor any right to “monthly continuing fees” unpaid at the time of termination or non-renewal, even though such fees or royalties may have accrued under any Unit Franchise Agreements.

(c)      In the event of a default or termination under this Agreement, Franchisor may license or grant to any third party the right to solicit the sale of and to service additional Uncle Al’s Hot Dogs Units within the Territory.

 In such event, Regional Franchisee shall forfeit its rights to receive any portion of the initial franchise fees provided by Paragraph 6(b) of this Agreement with respect to any units.

(d)    Regional Franchisee shall not, in any communication to any other representative or franchise owner, disparage Franchisor or interfere with any contract to which Franchisor is a party.

14.

 Insurance

(a)  Regional Franchisee shall, at its expense and no later than upon commencement of the business contemplated by this agreement, procure and maintain in full force and effect throughout the term of this Agreement the types of insurance which may from time to time be required by Franchisor and which shall designate Franchisor as an additional named insured, including the following: Comprehensive general liability insurance covering the operation of the business contemplated by this Agreement.

(b)    Regional Franchisee shall make timely delivery of certificates of all required insurance to Franchisor, each of which shall contain a statement by the insurer that the policy will not be canceled or materially altered without at least thirty (30) days’ prior written notice to Franchisor.

(c)   The Procurement and maintenance of such insurance shall not relieve Regional Franchisee of any liability to Franchisor under any indemnity requirement of this Agreement.

15.

Taxes, permits and Indebtedness.

(a)   Regional Franchisee shall promptly pay when due any and all federal, state, and local taxes including, without limitation, unemployment and sales taxes, levied or assessed with respect to any service or products furnished, used or licensed pursuant to this Agreement, and all accounts or other indebtedness of every kind incurred by Regional Franchisee in the operation of the business licensed hereunder.

(b)    Regional Franchisee shall comply with all federal, state and local laws, rules and regulation and timely obtain any and all permits, certificates and licenses for the full and proper conduct of the business licensed hereunder.

(c)    Regional Franchisee hereby expressly covenants and agrees to accept full responsibility for any and all debts and obligations incurred in its operation of its business.

16.

Indemnification and Independent Contractor.

(a)  Regional Franchisee agrees to protect, defend, indemnify and hold Franchisor, its directors, officers and shareholders harmless from and against all claims, actions, proceedings, damages, costs, expenses and other losses and liabilities, consequently, directly or indirectly incurred (including., without limitation, attorneys’ and accountants’ fees) as a result of, arising out of, or connected with its operation of its business licensed hereunder, except to the extent such damage, claim, action, cost, or expense is determined to be the result of Franchisor’s misrepresentation, operational policies, or breach of Franchise Agreement(s).

(b)    In all dealings with third parties including, without limitation, franchise owners, employees, suppliers, clients and customers, Regional Franchisee shall disclose in an appropriate manner acceptable to Franchisor that it is an independent entity.  Nothing in this Agreement is intended by the parties hereto, to create a fiduciary relationship between them nor to constitute Regional Franchisee as a subsidiary, joint venture, partner, or employee of Franchisor for any purpose whatsoever.  It is understood and agreed that Regional Franchisee is an independent contractor and is in no way authorized to make any warranty or representation on behalf of Franchisor other than those contained in any disclosure document prepared by Franchisor for use by Regional Franchisee, nor is Regional Franchisee authorized to create any obligation or enter into any contract binding on Franchisor.

17.

Written Approvals, Waivers and Amendments.

(a)   Whenever this amendment requires Franchisor’s prior approval, Regional Franchisee shall make a timely written request.  Unless a different time period is specified in this Agreement, Franchisor shall respond with its approval or disapproval within fifteen (15) business days.  In addition, Franchisor’s approval shall not be unreasonably withheld.

(b)  No failure of Franchisor to exercise any power reserved to it by this Agreement and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of Franchisor’s right to demand exact compliance with any of the terms herein.

A waiver or approval by Franchisor of any particular default by Regional Franchisee shall not be considered a waiver or approval by Franchisor of any preceding or subsequent breach by Regional Franchisee of any term, covenant or condition of this Agreement.

(c)  No amendment, change or variance from this Agreement shall be binding upon Franchisor or Regional Franchisee except by mutual written agreement.  If an amendment of this Agreement is executed at Regional Franchisee’s request, any legal fees or preparation cost in connection therewith shall be paid by Regional Franchisee.

(d)  No warranty or representation is made by Franchisor that all other agreements with Uncle Al’s Hot Dogs representatives heretofore or hereafter issued by Franchisor do or will contain terms substantially similar to those contained in this Agreement.  Further, Regional Franchisee recognizes and agrees that Franchisor may, in its reasonable business judgment, due to local business conditions or otherwise, waive or modify comparable provisions of other Regional Franchisee agreements heretofore or hereafter granted to other Uncle Al’s System representatives in a non-uniform manner, subject, however, to those provisions of this Agreement which require Franchisor to act toward its representatives and franchise owners on a reasonably non-discriminatory basis.

18.

Enforcement.

(a)   Franchisor shall be entitled to obtain, without bond, declarations, temporary and permanent injunctions, and orders of specific performance, in order to enforce the provisions of this Agreement relating to Regional Franchisee’s use of the Licensed Marks, the obligations of Regional Franchisee upon termination or expiration of this Agreement, the obligations of Regional Franchisee specified in Paragraph 11 hereof, and assignment of the Regional Franchisee’s designated area, or to prohibit any act or omission by Regional Franchisee or its employees that constitutes a violation of any applicable law or regulation, is dishonest or misleading to prospective or current franchise owners operating under the Uncle Al’s System, constituting a danger to franchise owners, employees, customers, clients or the public, or may impair the goodwill associated with the Licensed Marks.

(b)   If Franchisor secures any declaration, injunction or order of specific performance pursuant to Paragraph 18(a) hereof, if any provision of this Agreement is enforced at any time by Franchisor, Regional Franchisee shall be liable to Franchisor for all costs and expenses of enforcement including court costs and reasonable attorney’s fees.

19.       Notices.

Any notices, required to be given hereunder, shall be in writing and shall be mailed by registered or certified mail, return receipt requested, or hand delivered by a recognized courier service.  Notices to Regional Franchisee shall be addressed to it at the address listed in Paragraph 1 of this Agreement.  Notices to Franchisor shall be addressed to it at the address listed in Paragraph 1 of this Agreement, Attention: President.

20.   Governing Law and Consent to Jurisdiction.

This Agreement shall be deemed to be made in, and in all respects shall be interpreted, construed and governed by and in accordance with the internal laws of, the State of Virginia  (without reference to its conflicts of laws provisions).  The parties hereto hereby consent to the jurisdiction of the courts of the State of Virginia sitting in Virginia Beach, Virginia (or to the United States District Court for the Eastern District of Virginia in Norfolk, Virginia assuming that the latter court has jurisdiction) with respect to any suit, action or proceeding arising out of, or based upon, this Agreement or the transactions contemplated hereby.  Additionally, each party hereto hereby waives any objection such party may have with respect to the laying of venue of such suit, action or proceeding in any such court.

21.

Severability and Construction.

(a)    Should any provision of this Agreement be for any reason be held invalid, illegal, or unenforceable, such provision shall be deemed restricted in application to the extent required to make it valid; and the remainder of this Agreement shall in no way be affected and shall remain valid and enforceable for all purposes, both parties hereto declaring that they would have executed this Agreement without inclusion of such provision.  In the event such total or partial invalidity or unenforceability of any provision of this Agreement exists only with respect to the laws of a particular jurisdiction, this Paragraph 21 shall operate upon such provision only to the extent that the laws of such jurisdiction are applicable to such provision. Each party agrees to execute and deliver to the other any further documents, which may be reasonably required to effectuate fully the provisions hereof.

(b)   All references in this Agreement to “Regional Franchisees” shall be deemed to include, personally and individually, the Regional Franchisee, if Regional Franchisee is an individual, all signatories hereto on behalf of Regional Franchisee, and their successors, assigns, and legal representatives; and all acknowledgments, promises, covenants, agreements and obligations herein made or undertaken by Regional Franchisee shall be deemed jointly and severally undertaken by them.

(c)    This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but such counterparts together shall constitute one and the same instrument.

(d)   The headings and captions contained herein are for the purposes of convenience and reference only and are not to be construed as a part of this Agreement.  All terms and words used herein shall be construed to include the number and gender as the context of this Agreement may require.  The parties agree that each section of this Agreement shall be construed independently of any other section or provision of this Agreement.

22.      Acknowledgments. Regional Franchisees hereby acknowledge the following:

REGIONAL FRANCHISEE HAS CONDUCTED AN INDEPENDENT INVESTIGATION OF THE BUSINESS CONTEMPLATED BY THIS AGREEMENT AND UNDERSTANDS AND ACKNOWLEDGES THAT THE BUSINESS CONTEMPLATED BY THIS AGREEMENT INVOLVES BUSINESS RISKS MAKING THE SUCCESS OF THE VENTURE LARGELY DEPENDENT UPON THE BUSINESS ABILITIES AND PARTICIPATION OF REGIONAL FRANCHISEE AND ITS EFFORTS AS AN INDEPENDENT BUSINESS OPERATION.  FRANCHISOR EXPRESSLY DISCLAIMS THE MAKING OF, AND REGIONAL FRANCHISEE ACKNOWLEDGES THAT IT HAS NOT RECEIVED OR RELIED UPON ANY WARRANTY OR GUARANTEE, EXPRESS OR IMPLIED, AS TO THE POTENTIAL VOLUME, PROFITS OR SUCCESS OF THIS BUSINESS VENTURE CONTEMPLATED BY THIS AGREEMENT.

REGIONAL FRANCHISEE HAS NO KNOWLEDGE OF ANY REPRESENTATIVE BY FRANCHISOR OR ITS OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES, AGENTS OR SERVANTS, ABOUT THE BUSINESS CONTEMPLATED BY THIS AGREEMENT THAT ARE CONTRARY TO THE TERMS OF THIS AGREEMENT OR THE DOCUMENTS INCORPORATED HEREIN.  REGIONAL FRANCHISEE REPRESENTS, AS AN INDUCEMENT TO FRANCHISOR’S ENTRY INTO THIS AGREEMENT, THAT IT HAS MADE NO MISREPRESENTATIONS IN OBTAINING THIS AGREEMENT.

REGIONAL FRANCHISEE ACKNOWLEDGES THAT IT HAS HAD AMPLE OPPORTUNITY TO CONSULT WITH IT’S OWN ATTORNEYS, ACCOUNTANTS AND OTHER ADVISORS, AND THAT THE ATTORNEYS FOR FRANCHISOR HAVE NOT ADVISED OR REPRESENTED REGIONAL FRANCHISEE WITH RESPECT TO THIS AGREEMENT OR THE RELATIONSHIP THEREBY CREATED.

REGIONAL FRANCHISEE, TOGETHER WITH ITS ADVISERS, HAS SUFFICIENT KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS TO MAKE AN INFORMED INVESTMENT DECISION WITH RESPECT TO THE FRANCHISE.

REGIONAL FRANCHISEE IS AWARE OF THE FACT THAT OTHER PRESENT OR FUTURE REPRESENTATIVES OF FRANCHISOR MAY OPERATE UNDER DIFFERENT FORMS OF AGREEMENT(S), AND CONSEQUENTLY THAT FRANCHISOR’S OBLIGATION AND RIGHTS WITH RESPECT TO ITS VARIOUS REPRESENTATIVES MAY DIFFER MATERIALLY IN CERTAIN CIRCUMSTANCES.

REGIONAL FRANCHISEE ACKNOWLEDGES THAT THIS INSTRUMENT CONSTITUTES THE ENTIRE AGREEMENT OF THE PARTIES, THIS AGREEMENT TERMINATES AND SUPERSEDES ANY PRIOR AGREEMENT BETWEEN THE PARTIES CONCERNING THE SAME SUBJECT MATTER.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement under seal on the date first above written.

FRANCHISOR:

Famous Uncle Al’s Hot Dogs & Grille, Inc.

____________________

     By:_________________________________

Witness

_____________________, ___________

(Print Name)

Title

REGIONAL FRANCHISEE:

____________________

_________________________________

Witness

____________________, ____________

(Print Name)

         (Title)

EXHIBIT 1

DESCRIPTION OF TERRITORY

EXHIBIT 2

DEVELOPMENT SCHEDULE

Minimum number of restaurants Regional Franchisee is required to open in the territory is ___  The schedule for opening these restaurants is as follows:

First 12 Months

  __

Second 12 Months

  __

Third 12 Months

  __

Fourth 12 Months

  __

Fifth 12 Months

  __

Total

___